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                                                                      EXHIBIT 21


                  Subsidiaries of Heartland Technology, Inc.


The following is a list of all of the registrant's direct and indirect subsidiaries, state of incorporation or organization and the percentage of ownership of each.


Name of Subsidiary                         State                       Ownership
------------------                         -----                       ---------
P.G. Design Electronics, Inc.              Delaware                    100%